Exhibit 99.1

Independent Bank Corp. Reports First Quarter Net Income of $9.2 Million

Solid Commercial Loan and Core Deposit Growth and Strong Net Interest Margin Drive Performance

ROCKLAND, Mass.--(BUSINESS WIRE)--April 15, 2010--Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced net income of $9.2 million for the first quarter of 2010. This represents an increase of 1.4% from the $9.1 million recorded in the fourth quarter of 2009. On a diluted earnings per share basis, the Company reported earnings of $0.44 for the quarter as compared to $0.43 for the previous quarter.

Christopher Oddleifson, President and Chief Executive Officer, stated, “It’s always nice to report a good start to the year. Our first quarter results reflect how we continue to meet the needs of our customers as indicated by the growth in our commercial loan and home equity portfolios. We also remained focused on core deposit growth, and we’re pleased with our deposit-gathering results. Customers that are looking for long-term relationships understand the value they get from Rockland Trust, and we continue to earn their trust and business.”

BALANCE SHEET

Total assets increased by $65.2 million, or 1.5%, to $4.5 billion at March 31, 2010 as compared to December 31, 2009.

Total loans were $3.4 billion at March 31, 2010, an increase of $16.3 million, or 0.5% from the prior quarter. The Company continued to generate solid growth during the quarter in the commercial and home equity loan portfolios with annualized growth of 6.5% and 10.8%, respectively. This was partially offset by a continued decline in the residential real estate and other consumer lending categories.

Total deposits increased by $98.6 million, or 2.9%, during the quarter ending March 31, 2010, primarily as a result of a strategy to increase core municipal deposits. Time deposits decreased by $54.1 million due to the Company’s strategy to focus on lower-cost core deposits, which grew by $152.7 million or 6.2% in the first quarter and represented 75.1% of total deposits at March 31, 2010.

Stockholders’ equity at March 31, 2010 totaled $418.2 million as compared to $412.6 million at December 31, 2009. The Tier 1 leverage capital ratio at March 31, 2010 further strengthened to 8.04%, maintaining the Company’s well-capitalized position.

NET INTEREST INCOME

The net interest margin in the first quarter of 2010 grew to 4.08%, compared to the linked quarter period of 3.98%. Net interest income of $40.2 million was down very slightly from the prior period in part due to the fewer number of days in the first quarter.

NON-INTEREST INCOME

The Company recorded non-interest income of $10.1 million during the first quarter of 2010 which represents a slight increase from the prior quarter. The change in non-interest income is composed of the following:

  Service charges on deposit accounts decreased by $320,000, or 7.1%.
  Wealth management revenue remained consistent with the prior quarter at $2.7 million. Assets under management in the wealth management division were $1.3 billion at March 31, 2010.
  Mortgage banking income decreased by $280,000 largely due to a decrease in originations. The balance of the mortgage servicing asset was $2.2 million at both March 31, 2010 and December 31, 2009, and loans serviced amounted to $341.7 million and $350.5 million, respectively.
  The Company recorded de minimis credit related impairment charges in the first quarter compared to the $2.2 million of charges in the linked quarter on certain pooled trust preferred and private mortgage backed securities.
  Other non-interest income decreased by $1.3 million or 45.0% due primarily to the inclusion of large items in the linked quarter which resulted in decreases on the gain on the sale of other real estate owned of $573,000, a decrease on loan swap income of $300,000, and $413,000 related to tax credits purchased during the fourth quarter of 2009.

NON-INTEREST EXPENSE

The Company recorded non-interest expense of $33.6 million in the first quarter of 2010, a decrease of $1.1 million, or 3.1%, when compared to the quarter ended December 31, 2009. Significant changes of non-interest expense include the following:

  Occupancy and equipment expense increased by $287,000, or 7.5% due primarily to increases in snow removal and sanding of $216,000.
  Other non-interest expense decreased by $1.4 million, or 14.2%, which is primarily attributable to decreases in advertising of $330,000, other real estate owned valuation write-off of $315,000, telephone of $270,000, legal fees of $252,000, and consultant fees of $221,000, offset by branch closing expenses incurred in the first quarter of 2010 of $266,000.

The Company reported a return on average assets and a return on average common equity in the first quarter of 2010 of 0.84% and 8.95%, respectively, as compared to 0.81% and 8.75% for the quarter ended December 31, 2009.

ASSET QUALITY

The allowance for loan losses increased to $45.3 million at March 31, 2010 as compared to $42.4 million at December 31, 2009. Nonperforming loans increased to $41.8 million, or 1.23% of total loans at March 31, 2010, from $36.2 million, or 1.07% of total loans at December 31, 2009. The Company’s allowance for loan losses as a percentage of loans were 1.33% and 1.25% at March 31, 2010 and December 31, 2009, respectively.

The provision for loan losses was $4.7 million and $4.4 million for the quarters ended March 31, 2010 and December 31, 2009. Net charge-offs declined to $1.7 million, or 0.21% annualized of average loans for the quarter ending March 31, 2010 compared to $3.4 million or 0.40% for the quarter ending December 31, 2009.

Christopher Oddleifson and Denis K. Sheahan, Chief Financial Officer, of Independent Bank Corp. and Rockland Trust Company, will host a conference call to discuss first quarter earnings at 10:00 a.m. Eastern Time on Friday, April 16, 2010. Internet access to the call is available on the Company’s website at www.RocklandTrust.com or by telephonic access by dial-in at 1-800-860-2442 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Pass code: 439101. The web cast replay will be available until May 3, 2010.

Independent Bank Corp., which has Rockland Trust Company as a wholly-owned bank subsidiary, has $4.5 billion in assets. Rockland Trust offers a wide range of commercial banking products and services, retail banking products and services, business and consumer loans, insurance products and services, and investment management services. To discover why Rockland Trust is the bank Where Each Relationship Matters®, visit www.RocklandTrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Operating earnings, which is a non-GAAP financial measure, excludes gain or loss due to items that management does not believe are related to its core banking business, such as gains or losses on the sales of securities, merger and acquisition expenses, and other items. The Company’s management uses operating earnings to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by gains or losses which management deems not to be core to the Company’s operations. The Company has included information on operating earnings because management believes that investors may find it useful to have access to the same analytical tool used by management and may also find that it facilitates the comparison of the Company to other companies in the financial services industry. Non-GAAP operating earnings should not be viewed as a substitute for operating results determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing non-GAAP operating earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP operating earnings are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands)

				% Change	% Change
CONSOLIDATED BALANCE SHEETS	March 31,	December 31,	March 31,	Mar. 2010 vs.	Mar. 2010 vs.
	2010	2009	2009	Dec. 2009	Mar. 2009

Assets
Cash and Due From Banks	$219,055	$121,905	$70,554	79.69%	210.48%
Fed Funds Sold and Short Term Investments	-	-	149,729	n/a	-100.00%
Securities
Trading Assets	7,399	6,171	2,580	19.90%	186.78%
Securities Available for Sale	473,515	508,650	558,541	-6.91%	-15.22%
Securities Held to Maturity	91,059	93,410	30,804	-2.52%	195.61%
Total Securities	571,973	608,231	591,925	-5.96%	-3.37%

Loans Held for Sale	7,570	13,466	22,412	-43.78%	-66.22%
Loans
Commercial and Industrial	387,785	373,531	286,178	3.82%	35.50%
Commercial Real Estate	1,645,251	1,614,474	1,136,411	1.91%	44.78%
Commercial Construction	167,161	175,312	166,272	-4.65%	0.53%
Small Business	81,696	82,569	87,137	-1.06%	-6.24%
Total Commercial	2,281,893	2,245,886	1,675,998	1.60%	36.15%
Residential Real Estate	539,709	555,306	406,119	-2.81%	32.89%
Residential Construction	7,732	10,736	9,727	-27.98%	-20.51%
Consumer - Home Equity	484,413	471,862	411,097	2.66%	17.83%
Total Consumer Real Estate	1,031,854	1,037,904	826,943	-0.58%	24.78%
Consumer - Auto	67,807	79,273	116,375	-14.46%	-41.73%
Consumer - Other	30,238	32,452	35,847	-6.82%	-15.65%
Total Other Consumer	98,045	111,725	152,222	-12.24%	-35.59%
Total Loans	3,411,792	3,395,515	2,655,163	0.48%	28.50%
Less - Allowance for Loan Losses	(45,278)	(42,361)	(37,488)	6.89%	20.78%
Net Loans	3,366,514	3,353,154	2,617,675	0.40%	28.61%
Federal Home Loan Bank Stock	35,854	35,854	24,603	0.00%	45.73%
Bank Premises and Equipment	44,850	44,235	36,733	1.39%	22.10%
Goodwill and Core Deposit Intangible	143,371	143,730	125,726	-0.25%	14.03%
Other Assets	158,020	161,446	127,082	-2.12%	24.34%
Total Assets	$4,547,207	$4,482,021	$3,766,439	1.45%	20.73%

Liabilities and Stockholders' Equity
Deposits
Demand Deposits	$720,246	$721,792	$541,038	-0.21%	33.12%
Savings and Interest Checking Accounts	1,170,194	1,073,990	765,258	8.96%	52.91%
Money Market	719,761	661,731	536,808	8.77%	34.08%
Time Certificates of Deposit	863,652	917,781	810,637	-5.90%	6.54%
Total Deposits	3,473,853	3,375,294	2,653,741	2.92%	30.90%
Borrowings
Federal Home Loan Bank Borrowings	327,807	362,936	408,480	-9.68%	-19.75%
Fed Funds Purchased and Assets Sold
Under Repurchase Agreements	184,436	190,452	169,616	-3.16%	8.74%
Junior Subordinated Debentures	61,857	61,857	61,857	0.00%	0.00%
Subordinated Debentures	30,000	30,000	30,000	0.00%	0.00%
Other Borrowings	2,873	2,152	2,442	33.50%	17.65%
Total Borrowings	606,973	647,397	672,395	-6.24%	-9.73%
Total Deposits and Borrowings	4,080,826	4,022,691	3,326,136	1.45%	22.69%
Other Liabilities	48,157	46,681	46,780	3.16%	2.94%
Stockholders' Equity
Preferred Stock	-	-	73,578	n/a	n/a
Common Stock	209	209	163	0.00%	28.22%
Additional Paid in Capital	225,373	225,088	142,140	0.13%	58.56%
Retained Earnings	190,064	184,599	184,387	2.96%	3.08%
Accumulated Other Comprehensive Income/(Loss), Net of Tax	2,578	2,753	(6,745)	-6.36%	-138.22%
Total Stockholders' Equity	418,224	412,649	393,523	1.35%	6.28%
Total Liabilities and Stockholders' Equity	$4,547,207	$4,482,021	$3,766,439	1.45%	20.73%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands, Except Per Share Data)

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended
				% Change	% Change
	March 31,	December 31,	March 31,	Mar. 2010 vs.	Mar. 2010 vs.
	2010	2009	2009	Dec. 2009	Mar. 2009

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$24	$18	$198	33.33%	-87.88%
Interest and Dividends on Securities	6,671	7,096	7,267	-5.99%	-8.20%
Interest on Loans	44,047	45,637	35,779	-3.48%	23.11%
Interest on Loans Held for Sale	106	132	167	-19.70%	-36.53%
Total Interest Income	50,848	52,883	43,411	-3.85%	17.13%
INTEREST EXPENSE
Interest on Deposits	5,939	6,869	8,407	-13.54%	-29.36%
Interest on Borrowed Funds	4,699	5,316	5,015	-11.61%	-6.30%
Total Interest Expense	10,638	12,185	13,422	-12.70%	-20.74%
Net Interest Income	40,210	40,698	29,989	-1.20%	34.08%
Less - Provision for Loan Losses	4,650	4,424	4,000	5.11%	16.25%
Net Interest Income after Provision for Loan Losses	35,560	36,274	25,989	-1.97%	36.83%
NON-INTEREST INCOME
Service Charges on Deposit Accounts	4,221	4,541	3,648	-7.05%	15.71%
Wealth Management	2,728	2,729	2,330	-0.04%	17.08%
Mortgage Banking Income	1,000	1,280	1,156	-21.88%	-13.49%
BOLI Income	721	813	729	-11.32%	-1.10%
Net Gain/(Loss) on Sale of Securities	-	-	1,379	n/a	-100.00%
Gross Loss on Write-Down of certain Investments to Fair Value	180	2	-	8900.00%	n/a
Less: Non-Credit Related Other-Than-Temporary Impairment	(358)	(2,167)	-	-83.48%	n/a
Net Loss on Write-Down of Certain Investments to Fair Value	(178)	(2,165)	-	-91.78%	n/a
Other Non-Interest /Income	1,558	2,831	1,231	-44.97%	26.56%
Total Non-Interest Income	10,050	10,029	10,473	0.21%	-4.04%
NON-INTEREST EXPENSE
Salaries and Employee Benefits	18,464	18,537	14,859	-0.39%	24.26%
Occupancy and Equipment Expenses	4,135	3,848	3,705	7.46%	11.61%
Data Processing and Facilities Management	1,294	1,178	1,416	9.85%	-8.62%
Merger & Acquisition Expense	-	-	1,538	n/a	n/a
FDIC Assessment	1,321	1,320	536	0.08%	146.46%
Other Non-Interest Expense	8,374	9,765	6,253	-14.24%	33.92%
Total Non-Interest Expense	33,588	34,648	28,307	-3.06%	18.66%
INCOME BEFORE INCOME TAXES	12,022	11,655	8,155	3.15%	47.42%
PROVISION FOR INCOME TAXES	2,795	2,555	1,767	9.39%	58.18%
NET INCOME	$9,227	$9,100	$6,388	1.40%	44.44%

PREFERRED STOCK DIVIDEND	$-	$-	$1,173

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$9,227	$9,100	$5,215	1.40%	76.93%

BASIC EARNINGS PER SHARE	$0.44	$0.43	$0.32	2.33%	37.50%
DILUTED EARNINGS PER SHARE	$0.44	$0.43	$0.32	2.33%	37.50%
BASIC AVERAGE SHARES	20,937,589	20,931,154	16,285,955
DILUTED AVERAGE SHARES	21,008,422	20,975,807	16,303,836

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	4.08%	3.98%	3.62%
Return on Average Assets	0.84%	0.81%	0.57%
Return on Average Common Equity	8.95%	8.75%	6.68%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS (GAAP)	$9,227	$9,100	$5,215	1.40%	76.93%
Non-Interest Income Components
Less - Net Gain on Sale of Securities, net of tax	-	-	(896)
Non-Interest Expense Components
Add - Merger and Acquisition Expenses, net of tax	-	-	1,000
NET OPERATING EARNINGS	$9,227	$9,100	$5,319	1.40%	73.46%

Diluted Earnings Per Share, on an Operating Basis	$0.44	$0.43	$0.33	2.33%	33.33%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands, Except Per Share Data)

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION

	Three Months Ended
				% Change	% Change
	March 31,	December 31,	March 31,	Mar. 2010 vs.	Mar. 2010 vs.
	2010	2009	2009	Dec. 2009	Mar. 2009

Non-Interest Income GAAP	$10,050	$10,029	$10,473	0.21%	-4.04%
Less - Net Gain on Sale of Securities	-	-	(1,379)	n/a	n/a
Add - Other-Than-Temporary-Impairment on Securities	178	2,165	-	-91.78%	n/a
Non-Interest Income as Adjusted	$10,228	$12,194	$9,094	-16.12%	12.47%

Non-Interest Expense GAAP	$33,588	$34,648	$28,307	-3.06%	18.66%
Less - Merger & Acquisition Expenses	-	-	(1,538)	n/a	-100.00%
Non-Interest Expense as Adjusted	$33,588	$34,648	$26,769	-3.06%	25.47%

Certain non-core items are included in the computation of earnings in accordance with United States of America generally accepted accounting principles (“GAAP”) in both 2010 and 2009 as indicated by the tables above. In an effort to provide investors with information regarding the Company's results, the Company has disclosed the above non-GAAP information, which management believes provides useful information to the investor. This information should not be viewed as a substitute for operating results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP information which may be presented by other companies.

ASSET QUALITY	Nonperforming Assets			Net Charge-Offs
	For the Period Ending			For the Three Months Ending
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
	2010	2009	2009	2010	2009	2009

	(Dollars in Thousands, Except Per Share Data)			(Dollars in Thousands, Except Per Share Data)
Nonperforming Loans
Commercial & Industrial Loans	$7,252	$4,205	$3,884	$527	$1,705	$18
Small Business Loans	1,294	793	1,638	251	325	280
Commercial Real Estate Loans	23,645	18,525	10,833	198	29	2,059
Residential Real Estate Loans	8,092	10,829	8,521	135	150	(10)
Installment Loans - Home Equity	948	1,166	2,940	234	599	251
Installment Loans - Auto	438	242	665	-	-	-
Installment Loans - Other	171	423	479	388	611	963
Total Nonperforming Loans / Total Net Charge-offs	$41,840	$36,183	28,960	$1,733	$3,419	$3,561
Non-Accrual Securities	899	920	1,698
Other Assets in Possession	98	148	224
Other Real Estate Owned	5,990	3,994	1,764
Nonperforming Assets	48,827	41,245	32,646

Nonperforming Loans/Gross Loans	1.23%	1.07%	1.09%
Allowance for Loan Losses/Nonperforming Loans	108.22%	117.07%	129.45%
Gross Loans/Total Deposits	98.21%	100.60%	100.05%
Allowance for Loan Losses/Total Loans	1.33%	1.25%	1.41%

Net charge-offs (quarter-to-date)				$1,733	$3,419	$3,561
Net charge-offs to average loans ( quarter annualized)				0.21%	0.40%	0.54%
Net charge-offs to average loans (year-to-date annualized)				0.21%	0.38%	0.54%

Financial Ratios
Book Value per Common Share	$19.76	$19.58	$19.60
Tangible Equity Ratio:
Tangible Common Capital/Tangible Assets	6.24%	6.20%	5.33%
Tangible Common Capital/Tangible Asset (proforma to include
the tax deductibility of goodwill and exclude impact of CPP) - Non-GAAP	6.68%	6.65%	5.83%
Tangible Common Book Value per Share (proforma to include
the tax deductibility of goodwill and exclude impact of CPP) - Non-GAAP	$13.97	$13.76	$12.81

Capital Adequacy
Tier one leverage capital ratio (1)	8.04%	7.87%	9.77%
(1) Estimated number for March 31, 2010

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA	Three Months Ended
(Unaudited - Dollars in Thousands)	March 31, 2010			December 31, 2009			March 31, 2009
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate
Interest-Earning Assets:

Interest Bearing Cash, Federal Funds Sold, and Short Term Investments	$23,125	$24	0.42%	$50,983	$18	0.14%	$121,394	$198	0.66%
Securities:
Trading Assets	6,800	60	3.58%	8,706	61	2.78%	2,706	25	3.75%
Taxable Investment Securities	568,550	6,409	4.57%	602,679	6,833	4.50%	565,797	6,937	4.97%
Non-taxable Investment Securities (1)	19,111	342	7.26%	19,343	311	6.38%	30,161	469	6.31%
Total Securities:	594,461	6,811	4.65%	630,728	7,205	4.53%	598,664	7,431	5.03%
Loans
Commercial and Industrial	377,855	4,417	4.74%	372,174	4,769	5.08%	274,480	3,303	4.88%
Commercial Real Estate	1,630,944	23,089	5.74%	1,572,599	23,300	5.88%	1,129,022	17,067	6.13%
Commercial Construction	171,535	2,076	4.91%	190,354	2,389	4.98%	174,507	1,915	4.45%
Small Business	82,476	1,217	5.98%	82,568	1,250	6.01%	87,181	1,289	6.00%
Total Commercial	2,262,810	30,799	5.52%	2,217,695	31,708	5.67%	1,665,190	23,574	5.74%
Residential Real Estate	548,533	6,765	5.00%	570,546	7,045	4.90%	408,250	5,296	5.26%
Residential Construction	9,102	118	5.26%	12,309	172	5.54%	10,924	172	6.39%
Consumer - Home Equity	478,324	4,522	3.83%	470,121	4,575	3.86%	407,860	4,010	3.99%
Total Consumer Real Estate	1,035,959	11,405	4.46%	1,052,976	11,792	4.44%	827,034	9,478	4.65%
Consumer - Auto	73,656	1,278	7.04%	85,445	1,501	6.97%	122,247	2,044	6.78%
Consumer - Other	31,484	734	9.45%	33,103	758	9.08%	37,488	801	8.67%
Total Other Consumer	105,140	2,012	7.76%	118,548	2,259	7.56%	159,735	2,845	7.22%
Total Loans	3,403,909	44,216	5.27%	3,389,219	45,759	5.36%	2,651,959	35,897	5.49%
Loans Held for Sale	7,125	106	6.03%	10,961	132	4.78%	15,114	168	4.51%
Total Interest-Earning Assets	$4,028,620	$51,157	5.15%	$4,081,891	$53,114	5.16%	$3,387,131	$43,694	5.23%
Cash and Due from Banks	66,424			64,799			60,079
Federal Home Loan Bank Stock	35,854			36,351			24,603
Other Assets	304,200			281,314			251,307
Total Assets	$4,435,098			$4,464,355			$3,723,120
Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$1,056,156	$1,184	0.45%	$977,673	$1,185	0.48%	$740,020	$996	0.55%
Money Market	702,390	1,320	0.76%	692,072	1,539	0.88%	518,438	1,696	1.33%
Time Deposits	889,449	3,435	1.57%	931,510	4,145	1.77%	831,196	5,715	2.79%
Total interest-bearing deposits:	$2,647,995	$5,939	0.91%	$2,601,255	$6,869	1.05%	$2,089,654	$8,407	1.63%
Borrowings:
Federal Home Loan Bank Borrowings	$340,301	$2,432	2.90%	$383,331	$2,971	3.07%	$410,126	$2,675	2.65%
Federal Funds Purchased and Assets Sold
Under Repurchase Agreement	184,624	830	1.82%	191,229	871	1.81%	172,884	856	2.01%
Junior Subordinated Debentures	61,857	902	5.91%	61,857	921	5.91%	61,857	947	6.21%
Subordinated Debentures	30,000	535	7.23%	30,000	553	7.31%	30,000	537	7.26%
Other Borrowings	2,360	-	0.00%	2,227	-	0.00%	1,772	-	0.00%
Total Borrowings:	619,142	4,699	3.08%	668,644	5,316	3.15%	676,639	5,015	3.01%
Total Interest-Bearing Liabilities	$3,267,137	$10,638	1.32%	$3,269,899	$12,185	1.48%	$2,766,293	$13,422	1.97%
Demand Deposits	702,833			731,053			530,425

Other Liabilities	47,020			50,791			42,405
Total Liabilities	$4,016,990			$4,051,743			$3,339,123
Stockholders' Equity	418,108			412,612			383,997
Total Liabilities and Stockholders' Equity	$4,435,098			$4,464,355			$3,723,120

Net Interest Income		$40,519			$40,929			$30,272

Interest Rate Spread (2)			3.83%			3.68%			3.26%

Net Interest Margin (3)			4.08%			3.98%			3.62%

Supplemental Information:
Total Deposits, including Demand Deposits	$3,350,828	$5,939		$3,332,308	$6,869		$2,620,079	$8,407
Cost of Total Deposits			0.72%			0.82%			1.30%
Total Funding Liabilities, including Demand Deposits	$3,969,970	$10,638		$4,000,952	$12,185		$3,296,718	$13,422
Cost of Total Funding Liabilities			1.09%			1.21%			1.65%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $309, $231, and $283 for the three months ended March 31, 2010, December 31, 2009, and March 31, 2009, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statement have been reclassified to conform to the current year's presentation.

CONTACT:
Independent Bank Corp.
Chris Oddleifson, 781-982-6660
President and
Chief Executive Officer
or
Denis K. Sheahan, 781-982-6341
Chief Financial Officer